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                                   EXHIBIT 2


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                     International Nursing Services, Inc.
                     360 South Garfield Street, Suite 640
                            Denver, Colorado 80209


David Klugmann                                            July 18, 1996
Lakewood, New Jersey

Gentlemen:

         You have acted as a finder for our company (the "Company") in connection with the placement of the Units referred to in the form of a subscription agreements (each, an "Agreement") dated on or about this date. All capitalized terms used herein have the meanings attributed thereto in the Agreement.

         In consideration for your services to date, and for other good and valuable consideration, you shall be entitled to a fee equal to 100,000 warrants (in the form of Exhibit A), payable the Formula Percentage (as hereinafter defined) of any and all amounts ("Proceeds") from time to time paid to the Company by any Subscribers, or by the representatives or assigns of any Subscribers, for Units, or for option Units, or as the exercise price of Warrants included in the Units or the Option Units. The "Formula Percentage" means 5% of the first $2,000,000 in aggregate Proceeds, 4% of the next $2,000,000 of aggregate Proceeds, 3% of the next $2,000,000 of aggregate Proceeds, 2% of the next $2,000,000 of aggregate Proceeds, and 1% of any additional aggregate Proceeds.

         You shall have the same registration rights for your warrants as apply to the Warrants. The cash portion of your fee shall be payable in cash forthwith upon each receipt by the Company of any consideration for which your fee is due hereunder. Without limiting your other rights or remedies, your fee shall accrue interest, payable on demand, at 15% per annum, or if less, at the highest rate permitted by law. You shall be entitled to recover the reasonable costs of collecting your fee. You need perform no additional services for the Company in order to be entitled to any fee, nor do you have any obligations to the Company whatsoever. The Company will not assert any defense, offset or counterclaim against your right to receive a fee hereunder for any matter or thing, it being understood that any offset or counterclaim which the Company may wish to assert against you will be asserted in separate proceeding.

         Your fee shall be in full settlement and release of all claims and rights you may now have against the Company, including any claims for services you have rendered to it, as a broker, finder or otherwise in any capacity. You are not entitled to any fee for any transaction which fails to close for whatever reason, notwithstanding that the Company was ready, willing and able to close.


                                              By _/s/_____________________



Accepted

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_/s/_______________________
David Klugmann

Date___________________


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                                   Exhibit A

Neither this Warrant nor the shares of Common Stock issuable on exercise of this Warrant have been registered under the Securities Act of 1933. None of such securities may be transferred in the absence of registration under such Act and registration or qualification under applicable state securities laws or an opinion of counsel to the effect that such registrations or qualifications are not required.

                     INTERNATIONAL NURSING SERVICES, INC.

             WARRANT

             DATED:  July 18, 1996



Number of Shares: 100,000

Holder: David Klugmann

Address:

- -------------------------------

THIS CERTIFIES THAT the holder of this Warrant ("Holder") is entitled to purchase from INTERNATIONAL NURSING SERVICES, INC., a Colorado corporation (hereinafter called the "Company"), at $2.00 per share the number of shares of the Company's common stock set forth above ("Common Stock"). This Warrant shall expire on the third anniversary of the date of the date of issuance of this Warrant, but such expiration shall be extended by one day for each day after February 1, 1997 on which the registration statement referred to in an agreement of even date herewith is not in effect with respect to the shares purchasable under the Warrant.

         1. This Warrant and the Common Stock issuable on exercise of this Warrant (the "Underlying Shares") may be transferred, sold, assigned or hypothecated, only if registered by the Company under the Securities Act of 1933 (the "Act") and registered or qualified under any applicable state securities laws, or if the Company has received from counsel to the Holder who is reasonably satisfactory to the Company a written opinion which is reasonably satisfactory to the Company to the effect that registration of the Warrant or the Underlying Shares is not necessary in connection with such transfer, sale, assignment or hypothecation. The Warrant and the Underlying Shares shall be appropriately legended to reflect this restriction and stop transfer instructions shall apply.

         2. The Holder is entitled to certain registration rights under an agreement of even date herewith.

         3. (a) Any permitted assignment of this Warrant shall be effected by the Holder by (i) executing the form of assignment at the end hereof, (ii) surrendering the Warrant for cancellation at the office of the Company, accompanied by the opinion of counsel to the Holder referred to above; and (iii) unless in connection with an effective registration statement which covers the sale of this Warrant and or the shares underlying the Warrant, delivery to the

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Company of a statement by the transferee (in a form acceptable to the Company and its counsel) that such Warrant is being acquired by the transferee for investment and not with a view to its distribution or resale; whereupon the Company shall issue, in the name or names specified by the Holder (including the Holder) new Warrants representing in the aggregate rights to purchase the same number of Shares as are purchasable under the Warrant surrendered. Such Warrants shall be exercisable immediately upon any such assignment of the number of Warrants assigned. The transferor will pay all relevant transfer taxes. Replacement warrants shall bear the same legend as is borne by this Warrant.

         4. The term "Holder" should be deemed to include any permitted record transferee of this Warrant.

         5. The Company covenants and agrees that all shares of Common Stock which may be issued upon exercise hereof will, upon issuance, be duly and validly issued, fully paid and non-assessable and no personal liability will attach to the holder thereof. The Company further covenants and agrees that, during the periods within which this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock for issuance upon exercise of this Warrant and all other Warrants.

         6. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

         7. In the event that as a result of reorganization, merger, consolidation, liquidation, recapitalization, stock split, combination of shares or stock dividends payable with respect to such Common Stock, the outstanding shares of Common Stock of the Company are at any time increased or decreased or changed into or exchanged for a different number or kind of share or other security of the Company or of another corporation, then appropriate adjustments in the number and kind of such securities then subject to this Warrant and/or the exercise price of this Warrant shall be made effective as of the date of such occurrence so that both the position of the Holder upon exercise and the total exercise price payable on such exercise will be the same as they would have been had Holder owned immediately prior to the occurrence of such events the Common Stock subject to this Warrant. Such adjustment shall be made successively whenever any event listed above shall occur and the Company will notify the Holder of the Warrant of each such adjustment. Any fraction of a share resulting from any adjustment shall be eliminated and the price per share of the remaining shares subject to this Warrant adjusted accordingly.

         8. The rights represented by this Warrant may be exercised at any time within the period above specified by (i) surrender of this Warrant at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); (ii) payment to the Company of the exercise price for the number of Shares specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any; and (iii) unless in connection with an effective registration statement which covers the sale of the shares underlying the Warrant, the delivery to the Company of a statement by the Holder (in a form acceptable to the Company and its counsel) that such Shares are being acquired by the Holder for investment and not with a view to their distribution or resale.

         The certificates for the Common Stock so purchased shall be delivered to the Holder within a reasonable time, not exceeding three business days after all requisite documentation has been provided, after the rights represented by this Warrant shall have been so exercised, and shall


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bear a restrictive legend with respect to any applicable securities laws.

         9. This Warrant shall be governed by and construed in accordance with the laws of the State of Colorado. The Colorado courts shall have exclusive jurisdiction over this instrument and the enforcement thereof. Service of process shall be effective if by certified mail, return receipt requested. All notices shall be in writing and shall be deemed given upon receipt by the party to whom addressed. This instrument shall be enforceable by decrees of specific performances well as other remedies.

     IN WITNESS WHEREOF, INTERNATIONAL NURSING SERVICES, INC. has caused this Warrant to be signed by its duly authorized officers under Its corporate seal, and to be dated as of the date set forth above.


                                    INTERNATIONAL NURSING SERVICES, INC.


                                    By________________________________
                                    Title:____________________________


In the presence of:

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